SCHEDULE A

List of Registrants and Funds

As of July 1, 2016

Registrant

FUNDS

Columbia Funds Series Trust I

Active Portfolios® Multi-Manager Alternative Strategies Fund1

Active Portfolios® Multi-Manager Growth Fund1

Active Portfolios® Multi-Manager Small Cap Equity Fund1

Active Portfolios® Multi-Manager Total Return Bond Fund1

Columbia Adaptive Risk Allocation Fund2

Columbia Adaptive Alternatives Fund3

Columbia AMT-Free Connecticut Intermediate Muni Bond Fund1

Columbia AMT-Free Intermediate Muni Bond Fund1

Columbia AMT-Free Massachusetts Intermediate Muni Bond Fund1

Columbia AMT-Free New York Intermediate Muni Bond Fund1

Columbia AMT-Free Oregon Intermediate Muni Bond Fund1

CMG Ultra Short Term Bond Fund1

Columbia Balanced Fund1

Columbia Bond Fund1

Columbia California Tax-Exempt Fund1

Columbia Contrarian Core Fund1

Columbia Corporate Income Fund1

Columbia Disciplined Small Core Fund1

Columbia Diversified Absolute Return Fund2

Columbia Diversified Real Return Fund1

Columbia Dividend Income Fund1

Columbia Emerging Markets Fund1

Columbia Global Dividend Opportunity Fund1

Columbia Global Energy and Natural Resources Fund1

Columbia Global Technology Growth Fund1

Columbia Global Unconstrained Bond Fund2

Columbia Greater China Fund1

Columbia High Yield Municipal Fund1

Columbia Large Cap Growth Fund1

Columbia Mid Cap Growth Fund1

Columbia Multi-Asset Income Fund2

Columbia New York Tax-Exempt Fund1

Columbia Pacific/Asia Fund1

Columbia Real Estate Equity Fund1

Columbia Select Large Cap Growth Fund1

Columbia Small Cap Growth Fund I1

Columbia Small Cap Value Fund I1

Columbia Strategic Income Fund1

Columbia Tax-Exempt Fund1

Columbia Total Return Bond Fund1

Columbia U.S. Social Bond Fund1

Columbia U.S. Treasury Index Fund1

Columbia Funds Variable Insurance Trust

Columbia Variable Portfolio – Asset Allocation Fund4

Columbia Variable Portfolio – Contrarian Core Fund1

Columbia Variable Portfolio – Diversified Absolute Return Fund2

Columbia Variable Portfolio – Long Government/Credit Bond Fund1

Columbia Variable Portfolio – Managed Volatility Conservative Fund2

Columbia Variable Portfolio – Managed Volatility Conservative Growth Fund2

Columbia Variable Portfolio – Managed Volatility Growth Fund2

Columbia Variable Portfolio – Select Large Cap Growth Fund1

Columbia Variable Portfolio – Small Cap Value Fund1

Columbia Variable Portfolio – Small Company Growth Fund1

Columbia Variable Portfolio – Strategic Income Fund1

Variable Portfolio – AQR Managed Futures Strategy Fund1

Variable Portfolio – Lazard International Equity Advantage Fund1

Variable Portfolio – Multi-Manager Diversified Income Fund2

Variable Portfolio – Multi-Manager Interest Rate Adaptive Fund2

[1]	The following fees and expenses are excluded from the Fund’s operating expenses when calculating the waiver/reimbursement commitment, and therefore will be paid by the Fund, if applicable: taxes (including foreign transaction taxes), expenses associated with investment in affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange-traded funds), transaction costs and brokerage commissions, costs related to any securities lending program, dividend expenses associated with securities sold short, inverse floater program fees and expenses, transaction charges and interest on borrowed money, interest, infrequent and/or unusual expenses and any other expenses the exclusion of which is specifically approved by the Fund’s Board.
[2]	The following fees and expenses are excluded from the Fund’s operating expenses when calculating the waiver/reimbursement commitment, and therefore will be paid by the Fund, if applicable: taxes (including foreign transaction taxes), transaction costs and brokerage commissions, costs related to any securities lending program, dividend expenses associated with securities sold short, inverse floater program fees and expenses, transaction charges and interest on borrowed money, interest and infrequent and/or unusual expenses and any other expenses the exclusion of which is specifically approved by the Fund’s Board.
[3]	The following fees and expenses are excluded from the Fund’s operating expenses when calculating the waiver/reimbursement commitment, and therefore will be paid by the Fund, if applicable: taxes (including foreign transaction taxes), transaction costs and brokerage commissions, costs related to any securities lending program, dividend expenses associated with securities sold short by the Fund and Blackstone Alternative Multi-Strategy Fund (an unaffiliated mutual fund indirectly invested in by the Fund), inverse floater program fees and expenses, transaction charges and interest on borrowed money, interest, infrequent and/or unusual expenses and any other expenses the exclusion of which is specifically approved by the Fund’s Board.
[4]	The following fees and expenses are excluded from the Fund’s operating expenses when calculating the waiver/reimbursement commitment, and therefore will be paid by the Fund, if applicable: management service fee, taxes (including foreign transaction taxes), expenses associated with investment in affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange-traded funds), transaction costs and brokerage commissions, costs related to any securities lending program, dividend expenses associated with securities sold short, inverse floater program fees and expenses, transaction charges and interest on borrowed money, interest, infrequent and/or unusual expenses and any other expenses the exclusion of which is specifically approved by the Fund’s Board.

IN WITNESS THEREOF, the parties hereto have executed the foregoing Schedule A as of June 10, 2016.

COLUMBIA FUNDS SERIES TRUST I
COLUMBIA FUNDS VARIABLE INSURANCE TRUST
Each for itself and on behalf of its respective series listed on this Schedule A

By:	/s/ Christopher O. Petersen
Name:	Christopher O. Petersen
Title:	President

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ Amy K. Johnson
Name:	Amy K. Johnson
Title:	Head of Operations

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.

By:	/s/ Jeffrey F. Peters
Name:	Jeffrey F. Peters
Title:	Managing Director and Head of Global Institutional Distribution

COLUMBIA MANAGEMENT INVESTMENT SERVICES CORP.

By:	/s/ Lyn Kephart-Strong
Name:	Lyn Kephart-Strong
Title:	President